Exhibit 32.01
Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the Chief Executive Officer and the Chief Financial Officer of Wabash National Corporation (the “Company”), each hereby certifies that, to his knowledge, on April 29, 2008:
(a)
the Form 10-Q, Quarterly Report Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934 of the Company for the quarter ended March 31, 2008 filed on April 29, 2008 with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard J. Giromini

Richard J. Giromini President and Chief Executive Officer
April 29, 2008

/s/ Robert J. Smith

Robert J. Smith Senior Vice President and Chief Financial Officer
April 29, 2008